UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 2, 2006

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.              Regulation FD Disclosure.

On November 2, 2006, Forest announced that it had formed a new subsidiary, Forest Alaska Operating LLC (“Alaska”), and had transferred the majority of the assets associated with its Alaska business unit to Alaska as of October 31, 2006.   The new subsidiary intends to attempt to obtain $375 million of term loan financing to fund a $350 million distribution to Forest and to provide working capital for Alaska’s operations.  Forest will indirectly own 100% of the interests in Alaska and the term loans will be secured by Alaska’s assets and will be non-recourse to Forest.

Forest also announced that the new subsidiary initially had approximately 32 MMBoe of estimated proved reserves, and production of approximately 6,000 Boe/d, as of September 30, 2006.  These estimated proved reserves are based on a recently received updated reserve report prepared by Forest’s independent reserve engineers, DeGolyer and MacNaughton (“D&M”).   D&M’s report, which was prepared as of June 30, 2006, states that Forest’s estimated proved reserves in the State of Alaska increased by 12 MMBoe since Forest’s 2005 year-end reserve report.     A copy of the press release is included as Exhibit 99.1 to this report.

 The information in this Current Report appearing under the heading “Item 7.01 Regulation FD Disclosure”, including Exhibit 99.1, is being furnished pursuant to this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 2, 2006, entitled “Forest Oil Announces Formation of Alaskan Entity and Related Financing.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: November 2, 2006	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description
99.1	Forest Oil Corporation press release dated November 2, 2006, entitled “Forest Oil Announces Formation of Alaskan Entity and Related Financing.”